UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2009

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On January 23, 2009, the Federal Home Loan Bank of Topeka ("FHLBank Topeka") distributed a message to its members that included a link to a letter from the FHLBank Topeka posted on its website, www.fhlbtopeka.com, alerting the members that preliminary calculations indicate that the ending level of interest rate indices, especially the drop in three-month LIBOR from the prior quarter end, will generate accounting losses in the fourth quarter of 2008. FHLBank Topeka attributes the anticipated losses to the Statement of Financial Accounting Standards No. 133 ("SFAS 133") accounting rules relating to interest rate swaps used to hedge Agency securities and interest rate caps used to hedge floating rate Agency mortgage backed securities ("MBS"). Despite the anticipated losses in fourth quarter earnings, FHLBank Topeka does anticipate reporting an overall positive net income for the year ended December 31, 2008.

The message and accompanying letter also announced that FHLBank Topeka believes that (i) "Other than Temporary Impairment" ("OTTI") charges in the fourth quarter of 2008 will be less than $5 million compared to the total book value of FHLBank Topeka’s private-label MBS portfolio on September 30, 2008, which was $2.7 billion; (ii) at this time, FHLBank Topeka will continue to pay dividends to its members; (iii) at this time, FHLBank Topeka will continue to redeem excess capital stock from members upon request; (iv) at this time, FHLBank Topeka expects to be in compliance with all capital requirements as of the end of the fourth quarter of 2008, including its risk-based capital requirement; (iv) it is unlikely that a member of FHLBank Topeka would be required to take an OTTI charge on its FHLBank stock; and (v) FHLBank Topeka is unlikely to incur a loss or have its capital stock impaired because of its joint and several liability for the Federal Home Loan Bank System.

A copy of the message to members is attached to this current report on Form 8-K as Exhibit 99.1 and a copy of the accompanying letter to members is attached to this current report on Form 8-K as Exhibit 99.2, each of which are incorporated herein by this reference.

Item 7.01 Regulation FD Disclosure.

The information provided in Item 2.02 of this current report on Form 8-K is incorporated herein by reference.

The information being furnished pursuant to Item 2.02 and Item 7.01 in this current report on Form 8-K and the information contained in Exhibits 99.1 and 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933 if such subsequent filing specifically references this current report on Form 8-K. In addition, the furnishing of information in this current report on Form 8-K is not intended to, and does not, constitute a determination or admission by FHLBank Topeka that the information is material or complete.

Forward-Looking Statements

The information contained in Exhibit 99.1 and Exhibit 99.2 incorporated herein contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank Topeka’s operations. These statements may be identified by the use of forward-looking terminology such as "anticipates," "believes," "could," "estimate," "expect," "will," or other variations on these terms. FHLBank Topeka cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: legislative and regulatory actions or changes; future economic and market conditions; changes in demand for advances or consolidated obligations of FHLBank Topeka and/or of the FHLBank System; effects of SFAS 133 accounting treatment, OTTI accounting treatment and other accounting rule requirements; and adverse developments or events affecting or involving other Federal Home Loan Banks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank Topeka’s results to differ from these forward-looking statements are provided in detail in FHLBank Topeka’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All forward-looking statements contained in Exhibit 99.1 and Exhibit 99.2 incorporated herein are expressly qualified in their entirety by this cautionary notice. The reader should not place undue reliance on such forward-looking statements, since the statements speak only as of the date that they are made and FHLBank Topeka has no obligation and does not undertakes publicly to update, revise or correct any forward-looking statement for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Message to FHLBank Topeka’s Members dated January 23, 2009.
99.2 Letter to FHLBank Topeka’s Members dated January 23, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

January 23, 2009	By:	/s/ Patrick Doran

Name: Patrick Doran
Title: SVP & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Message to FHLBank Topeka's Members dated January 23, 2009
99.2	Letter to FHLBank Topeka’s Members dated January 23, 2009
99.2	Letter to FHLBank Topeka’s Members dated January 23, 2009